Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Boston Therapeutics, Inc. of our report dated March 14, 2014, relating to our audit of the financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts
August 15, 2014